Exhibit 10.18.7

SEVENTH AMENDMENT TO COMMERCIAL CREDIT AGREEMENT

This Seventh Amendment to Commercial Credit Agreement (this “Amendment”), dated as of August 10, 2015, is entered into by TALON INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), and MUFG UNION BANK, N.A., a national banking association formerly known as “Union Bank, N.A.” (the “Bank”).

Recitals

A.     The Borrower and the Bank are party to a Commercial Credit Agreement dated as of December 31, 2013 (the “Original Credit Agreement”), as amended by Amendment Letters dated April 22, 2014, June 27, 2014, July 30, 2014 and September 24, 2014 and by a Waiver and Acknowledgment under Commercial Credit Agreement and Fifth Amendment Thereto dated as of December 31, 2014 and a Sixth Amendment to Commercial Credit Agreement dated as of March 3, 2015 (the Original Credit Agreement, as so amended, herein called the “Credit Agreement”). Any term defined in the Credit Agreement has the meaning specified therein when used herein, unless otherwise defined herein.

B.     The Borrower and the Bank wish to amend the Credit Agreement to (i) delete the financial covenants contained in Section 8.1 of the Credit Agreement and (ii) permit the Borrower to incur certain subordinated indebtedness.

C.     Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Bank hereby agree as set forth below.

SECTION 1.     Amendments to Credit Agreement. Subject to satisfaction of the conditions precedent set forth in Section 2 of this Amendment, the Borrower and the Bank hereby agree that the Credit Agreement is amended as set forth below.

(a)     Section 8.1 of the Credit Agreement is amended in full to read as follows:

“8.1 Definitions of Accounting Terms. Unless otherwise defined in this Agreement, all accounting terms used herein shall have the definitions given them under generally accepted accounting principles (“GAAP”).”

(b)     Section 8.11 of the Credit Agreement is amended by (i) deleting the word “and” at the end of clause (d), (ii) deleting the period at the end of clause (e) and substituting “; and” and (iii) adding the following new clause (f):

“(f)     a Lien against the personal property of Borrower securing the indebtedness permitted pursuant to Section 8.12(c); provided, however, that such Lien must be subject to a subordination agreement in favor of Bank and in form and substance satisfactory thereto.”

(c)     Section 8.12(c) of the Credit Agreement is amended in full to read as follows:

“(c)     indebtedness of Borrower to Princess Investment Holdings Inc., a Delaware corporation, not exceeding $3,000,000 in aggregate principal amount at any time outstanding; provided, however, that such indebtedness must be subject to a subordination agreement in favor of Bank and in form and substance satisfactory thereto.”

SECTION 2.     Conditions Precedent to Effectiveness. This Amendment shall become effective on the date, not later than August 31, 2015, on which all of the conditions set forth below have been fulfilled.

(a)     The Bank shall have received all of the following, in form and substance satisfactory to the Bank in its sole discretion and in the number of originals requested thereby:

(i)     this Amendment, duly executed by the Borrower and the Guarantors (together the “Obligors”);

(ii)     the subordination agreements contemplated by Sections 8.11(f) and 8.12(c) of the Credit Agreement (as amended hereby), duly executed by Princess Investment Holdings Inc., a Delaware corporation; and

(iii)     such other agreements, certificates, opinions and other documents as the Bank may request.

(b)     The Term Loan shall have been prepaid in full, and all accrued and unpaid interest thereon through the date of prepayment shall have been paid in full.

(c)     All legal matters incident to this Amendment and the transactions contemplated hereby shall be satisfactory to the Bank and its legal counsel.

SECTION 3.     Representations and Warranties. In order to induce the Bank to enter into this Amendment, each Obligor represents and warrants to the Bank as set forth below.

(a)     Such Obligor has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated hereby and by the Loan Documents as amended hereby.

(b)     The execution and delivery of this Amendment by such Obligor, and the performance by such Obligor of this Amendment and the Loan Documents as amended hereby, have been duly authorized by all necessary action on the part of such Obligor.

(c)     The execution and delivery of this Amendment by such Obligor, and the performance by such Obligor of its obligations under this Amendment and the Loan Documents as amended hereby, do not and will not (i) violate any of the organizational documents of such Obligor or otherwise require any approval of any stockholder of such Obligor, except for such approvals as have been obtained and are in full force and effect, (ii) violate any provision of any law applicable to such Obligor, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Obligor (other than Liens in favor of the Bank) or (iv) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, or otherwise require any approval or consent of any person or entity under, any contractual obligation of such Obligor.

(d)     The execution and delivery of this Amendment by such Obligor, and the performance by such Obligor of this Amendment and the Loan Documents as amended hereby, do not and will not require any registration with, consent or approval of or notice to, or other action to, with or by, any governmental authority, except for (i) such as have been obtained and are in full force and effect and (ii) if required, the filing of a Current Report on Form 8-K with the Securities and Exchange Commission (which will be filed by the Borrower in a timely manner but in any case will not affect the enforceability of this Amendment).

(e)     This Amendment has been duly executed and delivered by such Obligor. This Amendment and the Loan Documents as amended hereby are legally valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(f)     Each of the collateral documents included in the Loan Documents (the “Collateral Documents”) constitutes a valid and perfected first-priority lien on the collateral purported to be encumbered thereby (subject to Liens permitted to exist by the terms thereof), enforceable against all third parties in all jurisdictions, and secures the payment of all obligations of such Obligor under the Loan Documents as amended hereby, and the execution and delivery of this Amendment and the performance of this Amendment and the Loan Documents as amended hereby do not adversely affect the Lien of any Collateral Document.

(g)     The representations and warranties contained in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except for those representations and warranties that are conditioned by materiality, which are true and correct in all respects) on and as of the date hereof to the same extent as though made on and as of that date, except to the extent that such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (except for those representations and warranties that are conditioned by materiality, which were true and correct in all respects) on and as of such earlier date.

(h)     After giving effect to this Amendment, no event has occurred and is continuing, or would result from the effectiveness of this Amendment or the consummation of the transactions contemplated hereby, that constitutes an Event of Default or that, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

SECTION 4.     Release; No Action, Claims, Etc. In consideration of the Bank’s execution and delivery of this Amendment, each Obligor hereby releases and forever discharges the Bank and each of the Bank’s predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, advisors, consultants and affiliates (together the “Released Parties”) from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with any of the Loan Documents through the date of this Amendment, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, that such Obligor may have or claim to have against any Released Party. As of the date hereof, each Obligor hereby acknowledges and confirms that it has no knowledge of any such claim, counterclaim, demand, damages, debt, suit, liability, action or cause of action against any Released Party arising from any action or failure to act by any Released Party under the Credit Agreement or any other Loan Document on or before the date hereof.

In connection with the releases set forth above, each Obligor expressly and completely waives and relinquishes any and all rights and benefits that it has or may ever have pursuant to Section 1542 of the Civil Code of the State of California, or any other similar provision of law or principle of equity in any jurisdiction, pertaining to the matters released herein. Section 1542 provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

In connection with such waiver and relinquishment, each Obligor acknowledges that it is aware that it may hereafter discover claims currently unknown or unsuspected, or facts in addition to or different from those that it now knows or believes to be true, with respect to the matters released herein. Nevertheless, it is the intention of each Obligor, through this Amendment and with the advice of counsel, to fully, finally and forever release all such matters, and all claims relating thereto, that now do exist, now may exist or heretofore have existed. In furtherance of such intention, the releases given herein shall be and remain in effect as full and complete releases of such matters notwithstanding the discovery or existence of any such additional or different claims or facts relative thereto.

SECTION 5.     Reference to and Effect on Loan Documents.

(a)     On and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the Credit Agreement, “thereunder,” “thereof,” “therein” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b)     Except as specifically contemplated by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the collateral described therein do and shall continue to secure (directly or, through a Guaranty, indirectly) the payment of all obligations under the Credit Agreement as amended hereby and the other Loan Documents.

(c)     The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Bank under any of the Loan Documents or constitute a waiver of any provision of any of the Loan Documents.

SECTION 6.     Guarantor Consent. By its execution of this Amendment, each Guarantor hereby (a) consents to the amendments to the Credit Agreement in Section 2 of this Amendment and to all previous amendments to the Original Credit Agreement and (b) confirms and agrees that its Guaranty is and shall continue to be in full force and effect and is ratified and confirmed in all respects.

SECTION 7.     Execution in Counterparts. This Amendment may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original and all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic format (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8.     Governing Law. This Amendment and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment or any of the transactions contemplated hereby or by the Credit Agreement as amended hereby shall be governed by, and construed and enforced in accordance with, the laws of the State of California without regard to its conflicts-of-laws principles, other than California Civil Code Section 1646.5.

SECTION 9.     Headings. Section headings herein are included for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

[Signature page follows.]

The parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers, as of the date first written above.

TALON INTERNATIONAL, INC.

By:  /s/ Nancy Agger-Nielsen

Name:  Nancy Agger-Nielsen

Title:        CFO

TAG-IT PACIFIC LIMITED

By:  /s/ Nancy Agger-Nielsen

Name:  Nancy Agger-Nielsen

Title:       Director

TALON TECHNOLOGIES, INC.

By:  /s/ Nancy Agger-Nielsen

Name:  Nancy Agger-Nielsen

Title:        CFO

MUFG UNION BANK, N.A.

By:      /s/ Rudy Cedillos

Rudy Cedillos

Vice President

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